Date:	January 24, 2011

Contact:	William W. Traynham, Chief Financial Officer
434-773-2242
traynhamw@amnb.com

Traded:	NASDAQ Global Select Market	Symbol:	AMNB

AMERICAN NATIONAL BANKSHARES INC. REPORTS FOURTH QUARTER 2010 EARNINGS

•	Q4 net income of $1,851,000 and diluted EPS of $0.30 per share
•	Q4 net interest margin 3.67%
•	Average shareholders’ equity of $111 million represents 13.12% of average assets

Danville, VA -- American National Bankshares Inc. (NASDAQ:  AMNB), parent company of American National Bank and Trust Company, today announced  fourth quarter 2010 net income of $1,851,000 compared to $2,169,000 for the fourth quarter in 2009, a 14.7% decrease.  Basic earnings per share were $0.30 for the 2010 quarter compared to $0.36 for the 2009 quarter.  Diluted earnings per share were $0.30 for the 2010 quarter compared to $0.35 for the 2009 quarter. This quarterly net income produced a return on average assets of 0.88%, a return on average equity of 6.69%, and a return on tangible equity of 8.83%.

Net income was $8,278,000 for 2010 compared to $6,810,000 for 2009, a 21.6% increase. Earnings per share, basic and diluted, were $1.35 for 2010 compared to $1.12, basic and diluted, for 2009. This net income produced a return on average assets of 1.00%, a return on average equity of 7.59%, and a return on tangible equity of 10.05%.

Financial Performance and Overview
      Charles H. Majors, President and Chief Executive Officer, stated, “American National had an eventful and productive fourth quarter and 2010.  Our income for the quarter was $1.85 million, a 14.7% decrease compared to the same quarter in 2009. This decline was driven by a variety of factors, most notably initial expenses associated with our pending merger with MidCarolina Financial Corporation.  We consider those costs to be the beginning of an investment in a new and even better American National Bankshares Inc.

                “For the year just ended, our net income was $8.28 million, a 21.6% increase over 2009.

     “Trust income was up $238,000 or 7.5% for 2010 as a result of asset growth and improvement in the stock market.

“Service charge income declined $188,000 or 9.0% mostly as a result of declining overdraft fee income, a trend we’ve seen over the past few years and expect to continue.

“Secondary market mortgage operations had another good a year in 2010 based on a short extension of the new home buyer tax credit, continuing low interest rates and a growing demand for refinanced loans. We anticipate a slowdown in this revenue in 2011.

“The largest single factor impacting the change in noninterest income between years was a $1.2 million write down early in 2009 related to the value of foreclosed real estate.

“Our noninterest expenses for 2010 decreased $490,000 or 2.1%, compared to 2009. This improvement was mostly related to lower costs in salaries and benefits.

“During 2010, we continued to experience historically low interest rates and an ongoing deleveraging in the economy. However, during the year we saw a bottoming out of our loan portfolio and small increases in volume starting in the second quarter and continuing through year end. Overall, for the year, the loan portfolio shrank $7.1 million or 1.4%. We are anticipating modest, single digit growth in 2011.

“Also during 2010, we experienced over $35 million or 5.9% growth in deposits, most in retail time deposits. We expect that growth to continue in 2011 and plan to make every effort to grow our balances more for transaction and noninterest bearing accounts.

Majors concluded, “We are just beginning to see signs of an economic recovery. We expect it will be slow and probably uneven, but our Bank is ready, willing and able to help our market areas move quickly to increasing levels of economic activity. As we begin a new year with some careful optimism about business activity, we are very optimistic about the opportunities for market area growth and business development that will come from our pending merger with MidCarolina Financial Corporation, which we hope to have approved by shareholders and regulators later in 2011.”

Capital
American National’s capital ratios are among the highest in its peer group.  For the fourth quarter of 2010, average shareholders’ equity was 13.12% of average assets.

Credit Quality Measurements
Nonperforming assets ($2.6 million of non-accrual loans and $3.7 million of foreclosed real estate) were below industry averages and represented 0.76% of total assets at December 31, 2010, compared to 0.87% at December 31, 2009.  During the fourth quarter, total nonperforming assets decreased $1.6 million.

The allowance for loans losses was $8.4 million or 1.62% of loans at December 31, 2010, compared to $8.2 million or 1.55% at December 31, 2009.

Annualized net charge offs were 0.47% for the fourth quarter 2010 compared to 0.31% for 2009 quarter.

Net charge offs were 0.24% for the entire year 2010 compared to 0.24% for 2009.

Net Interest Income
Net interest income, on a taxable equivalent basis, decreased to $7,065,000 in the fourth quarter of 2010 from $7,208,000 in fourth quarter of 2009, a decrease of 1.98%.  Net interest income has been adversely impacted by low market interest rates and shifts between categories of earning assets. The Bank has mitigated the impact by reducing the cost of its interest bearing liabilities. The Company’s net interest margin declined 21 basis points (0.21%) for the fourth quarter 2010 compared to the fourth quarter 2009. However, for the year, the margin declined three basis points (0.03%) from the prior year.

Noninterest Income
Noninterest income totaled $2,602,000 in the fourth quarter of 2010 compared with $1,937,000 in the fourth quarter of 2009, a 34.3% increase.  Much of that increase was attributable to a $450,000 in gain on the sale of bank owned real estate, reflected in other income.

Noninterest Expense
Noninterest expense totaled $6,202,000 in the fourth quarter of 2010, compared to $5,524,000 in the fourth quarter of 2009, a 12.3% increase.  The major factor impacting noninterest expense was initial costs associated with the pending merger with MidCarolina Financial. During the fourth quarter, the Bank incurred merger-related costs of $358,000, reflected in other noninterest expenses, which accounted for more than half the increase in costs. Most of these merger related expenses are not tax deductible, so a higher income tax provision resulted.

Merger with MidCarolina Financial Corporation

On December 16, 2010, American National announced the signing of an agreement which calls for MidCarolina Financial Corporation to merge with American National in an all stock transaction.  In connection with the proposed transaction, American National will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of American National stock to be issued to the shareholders of MidCarolina. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of American National and MidCarolina seeking the requisite approvals under the merger Agreement. In addition, each of American National and MidCarolina may file other relevant documents concerning the proposed transaction with the SEC.

AMERICAN NATIONAL AND MIDCAROLINA URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICAN NATIONAL, MIDCAROLINA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus, when it becomes available, also may be obtained by directing a request by telephone or mail to American National Bankshares Inc., 628 Main Street, Danville, Virginia 24541, Attention: Investor Relations (telephone: (434) 792-5111) or MidCarolina Financial Corporation, 3101 South Church Street, Burlington, North Carolina 27216, Attention: Investor Relations (telephone: (336) 538-1600) or by accessing American National’s website at www.amnb.com under “Investments” or MidCarolina’s website at www.midcarolinabank.com under “Investor Relations.” The information on American National’s and MidCarolina’s websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings either company makes with the SEC.

American National and MidCarolina and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of American National and/or MidCarolina in connection with the merger. Information about the directors and executive officers of American National is set forth in the proxy statement for American National’s 2010 annual meeting of shareholders filed with the SEC on April 2, 2010. Information about the directors and executive officers of MidCarolina is set forth in the proxy statement for MidCarolina’s 2010 annual meeting of shareholders filed with the SEC on April 23, 2010. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

About American National
American National Bankshares Inc. is a bank holding company with assets of $834 million.  Headquartered in Danville, Virginia, it is the holding company of American National Bank and Trust Company, a community bank serving Southern and Central Virginia and the northern portion of Central North Carolina with eighteen banking offices.  The Bank also manages an additional $417 million of assets in its Trust and Investment Services Division.  Additional information is available on the Bank’s website at www.amnb.com.  The shares of American National Bankshares Inc. are traded on the NASDAQ Global Select Market under the symbol “AMNB.”

Forward-Looking Statements
This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario; significant changes in regulatory requirements; significant changes in securities markets; and changes regarding acquisitions and dispositions.  Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. American National Bankshares Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.